OPERATING ASSETS PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the "Agreement") is made and entered into as of this 1st day of October 2019, by and between First Bitcoin Capital LLC. ("Seller") a Colorado LLC address: 4768 Park Granada #200 Calabasas, CA 91302 and Kronos Advanced Technologies, Inc. ("Buyer" or "KNOS" or "The Company") a publicly traded Nevada Corporation (OTC:KNOS) at 21021 Erwin Street, unit #461, Woodland Hills, CA 91367 (collectively the "Parties" or "Party").

WHEREAS, First Bitcoin Capital LLC ("Seller") owns a small network of Check cashing Kiosks it operates in US; and

WHEREAS, Kronos ("Buyer") is a technology company that desires to add additional assets to its operations; and

WHEREAS, First Bitcoin Capital has other operations that are not compatible with the Check Cashing business and therefore wishes to sell these assets.

Purchase and Sale of Assets. Seller hereby sells to Purchaser and Purchaser hereby purchases from the Seller, its network of Check Cashing Kiosks operating in US. (Exhibit A)

Consideration and Purchase Price

Buyer will pay Seller $250,000 in the form of a note (attached) convertible into shares of the common stock of Kronos Advanced Technologies, Inc.

Representations Regarding the Acquisition of the Shares.

(a) Seller understands the speculative nature and the risks of investments associated with the Company and confirms that Seller is able to bear the risk of the investment, that there may not be any public trading market for the Shares after conversion, and that Buyer and Seller both qualify as "Accredited Investors" under Regulation D of the Securities Act of 1933, as amended.

(b) The Company is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by the Seller, and Seller is solely responsible for determining the status of the note convertible into shares that maybe acquired in the transaction and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Shares;

(c) The Buyer and Seller have had the opportunities to ask questions of each other and receive additional information from the respective parties to the extent that the parties possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Company or the above referenced BIT units;

(d) The Seller has sufficient knowledge and experience in financial and business matters, and is sufficiently familiar with investments of the type represented by the Note convertible into Shares, including familiarity with previous private and public purchases of speculative and restricted securities, that it is capable of evaluating the merits and risks associated with purchase of the Shares;

(e) In evaluating the merits of the potential purchase of the Shares, Seller has relied solely on Seller's own investigation concerning the Company and has not relied upon any representations provided by the Company.

Effectiveness of Representations and Warranties. The parties' representations and warranties contained in this Agreement shall be true and correct, and with the same effect as though such representations and warranties had been made, on and as of the date that the transaction contemplated hereof is completed.

Survival of Representations. All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party; provided that unless a claim is brought prior thereto, all representations and warranties set forth herein by the Company shall expire one year from the date hereof.

Confidentiality. Any information pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of both Parties, unless required by law or statute or any court, governmental or regulatory agency. All non-public information will be treated by the Parties as confidential information and the Parties agrees not to make use of such information other than in connection with its performance of this Agreement, provided however that any such information may be disclosed if required by any court or governmental or regulatory authority, board or agency. “Non-public information” shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Parties; (ii) was available to the Parties prior to its disclosure to the Parties by the Joint Venture, provided that such information is not known by the Parties to be subject to another confidentiality agreement with another Party; or (iii) becomes available to the Parties on a non-confidentiality basis from a source other than the Joint Venture, provided that such source is not bound by a confidentiality agreement with the Joint Venture.

Expenses. Each of the parties shall bear its own expenses incurred in conjunction with the Closing hereunder.

Further Assurances. From time to time, at the request of the Seller and without further consideration, the Company shall execute and transfer such documents and take such action as the Buyer may reasonably request in order to effectively consummate the transactions herein contemplated.

Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

Confidentiality. Each party hereby agrees that all information provided by the other party and identified as "confidential" will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement. If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada.

Closing Buyer shall cause the note convertible into shares to be issued with execution of this agreement and